Exhibit 10.38
THIRD NOTE MODIFICATION AGREEMENT
     THIS THIRD NOTE MODIFICATION AGREEMENT (“AGREEMENT”) has been executed June 6, 2011, by and between Mace Security International, Inc., a Delaware corporation (the “Borrower”), whose address is 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044, and Merlin Partners, LP, a Delaware limited partnership, whose address is One Chagrin Highlands, 2000 Auburn Drive, Suite 300, Cleveland, Ohio 44122 (the “Lender”)
BACKGROUND
     Borrower has borrowed from Lender the principal sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) evidenced by a Promissory Note dated December 28, 2010 (“Note”). On March 9, 2011, a partial payment of Six Hundred Seventy Five Thousand ($675,000) was paid on the Note. The outstanding balance owed by Borrower under the Note is Six Hundred Seventy Five Thousand ($675,000) plus all accrued interest. Borrower and Lender have extended the date that the Note is due and payable to June 6, 2011.
     As collateral security for the obligations of the Borrower to Lender under the Note, the following documents all dated December 28, 2010 were executed and delivered to Lender: (a) a Deed of Trust executed by Borrower’s subsidiary Colonial Full Service Car Wash, Inc., creating a junior lien on the real property known as Colonial 1 Car Wash, having the street address of 3022 S. Cooper Street, Arlington, Texas and 3011 Medlin Street, Arlington, Texas; (b) a Deed of Trust executed by Borrower’s subsidiary Crystal Falls Car Wash, Inc. creating a junior lien on the real property known as Crystal Falls Car Wash, having the street address of 7027 South Quaker Avenue, Lubbock, Texas; (c) a Security Agreement executed by Borrower and Mace Trademark, II, Inc. creating a first priority security interest on the “Mace” trademark; and (d) a Warrant Agreement executed by Borrower. The Deed of Trust executed by Crystal Falls Car Wash, Inc. has been released in exchange for the partial payment of Six Hundred Seventy Five Thousand ($675,000) that Borrower made to Lender on March 9, 2011. For purposes of this Agreement, the Note, and the documents in (a), (c) and (d) above, are hereinafter collectively referred to as (the “Loan Documents”).
     Under the existing terms of the Note as amended by a Second Note Modification Agreement, all principal and interest under the Note is due and payable in full on or before June 6, 2011. Borrower has requested that Lender extend the date that the principal and interest under the Note is due and payable to July 6, 2011. All defined terms herein (unless otherwise noted) shall have the meaning as defined in the Loan Documents.
     NOW, THEREFORE, in consideration of the mutual promises herein and in the Loan Documents contained and intending to be legally bound hereby, the parties agree as follows:
1.	Incorporation of Recitals
     The recitals set forth above in the Background section of this Agreement are hereby incorporated by reference into this Agreement as if same had been fully set forth at length herein.
2.	Reaffirmation of Amount Due.

     Borrower hereby acknowledges and agrees that as of the date of this Agreement, there was due and owing to Lender on the Note the sum of Six Hundred Seventy Five Thousand Dollars ($675,000.00), plus accrued interest calculated as set forth in the Note. The Borrower has paid the interest accrued on the Note to June 6, 2011.
3.	Due Date of Note
The Lender agrees to and hereby modifies the date by which all principal and interest under the Note is due and payable from June 6, 2011 to July 6, 2011.
4.	Reaffirmation of Loan Documents and Collateral
     The Loan Documents are in full force and effect and are not modified by this Agreement, except as specifically set forth in this Agreement. The Borrower, Colonial Full Service Car Wash, Inc., and Mace Trademark II, Inc., hereby represents, warrants and reaffirms to the Lender that it is the intention of the parties to this Agreement that all existing collateral security held by the Lender shall continue to serve as collateral for the Note, until the Note is paid in full. The security interests and liens held by the Lender are in full force and legal effect.
5.	Governing Law and Venue.
     This Agreement is delivered in the State of Ohio and governed by Ohio law (without giving effect to its laws of conflicts). The parties to this Agreement agree that any legal action or proceeding with respect to any of its obligations under this Agreement and the Loan Documents may be brought by the Lender in any state or federal court located in Ohio. By the execution and delivery of this Agreement, the parties to this Agreement submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The parties to this Agreement waive any claim that the state of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.
6.	Miscellaneous.
     Section headings are for convenience of reference only and do not affect the interpretation of this Agreement. This Agreement and the Loan Documents embody the entire agreement between the Borrower and the Lender regarding the terms of the loan evidenced by the Note and supersedes all oral statements and prior writings relating to that loan.
[signature page follows]

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed and sealed as of the day and year first above written.

MACE SECURITY INTERNATIONAL, INC.

By: Name:	/s/ Dennis R. Raefield Dennis R. Raefield
Title:	CEO & President

MACE TRADEMARK, II, INC.

By: Name:	/s/ Dennis R. Raefield Dennis R. Raefield
Title:	President

COLONIAL FULL SERVICE CAR WASH, INC.

By: Name:	/s/ Dennis R. Raefield Dennis R. Raefield
Title:	President

MERLIN PARTNERS, L.P.

By: Name:	/s/ Richard A. Barone Richard A. Barone
Title:	Managing Partner

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